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                                                                    EXHIBIT 23.2








CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of KongZhong Corporation of our report dated March 28, 2005 relating to the financial statements, which appear in this Form 20F. We also consent to the references to us under the heading "Financial Statements" in this Form 20F.




/s/ Deloitte Touche Tohmatsu
Deloitte Touche Tohmatsu
Certified Public Accountants
Hong Kong
June 28, 2005